Exhibit 10.1

ENGLISH SUMMARY OF LOAN AGREEMENT

Lender: Hua Nan Commercial Bank of Taiwan

Borrower: ColorStars, Inc.

Borrower Account No.: **********891

Borrower Company Unity No.: *****506

Loan Amount: Three Million New Taiwan Dollars (NTD 3,000,000.00)

Loan Term: August 22, 2012 to February 22, 2013

Interest Rate: 3.16% per annum, fixed

Signature: /s/ Wei-Rur Chen, President and CEO